EXHIBIT 23.1
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We consent to the incorporation by reference in the Registration Statements
(Form S-3 No. 333-104054, Form S-3 No. 333-51476, Form S-3 No. 333-44872,
Form S-3 No. 333-77371, Form S-3 No. 333-76373, Form S-8 No. 333-104056,
Form S-8 No. 333-86911 and Form S-8 No. 333-72265) of LaSalle Hotel Properties, of our report dated February 7, 2003, (except for Note 7, as to which the date is September 8, 2003) with respect to the financial statements of Capital Hotel, L.L.C., included in this Current Report on Form 8K/A of LaSalle Hotel Properties dated September 18, 2003.

We also consent to the reference of our firm under the heading "Experts" in the prospectus under the prospectus supplement of LaSalle Hotel Properties dated May 12, 2004.






                            /s/ Altschuler, Melvoin and Glasser, LLP



Chicago, Illinois
May 12, 2004